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EXHIBIT 15-8










DTE Energy Company and
The Detroit Edison Company
Detroit, Michigan

We have made reviews, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of DTE Energy Company and subsidiaries and The Detroit Edison Company and subsidiaries for the periods ended June 30, 1998 and 1997, as indicated in our report dated July 27, 1998. Because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, is incorporated by reference in the following Registration Statements:

         FORM                       REGISTRATION NUMBER

         DTE Energy Company
         Form S-3                   33-57545
         Form S-8                   333-00023
         Form S-8                   333-47247

         The Detroit Edison Company
         Form S-3                   33-53207
         Form S-3                   33-64296

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.




Deloitte and Touche
Detroit, Michigan
July 27, 1998